                                                                Exhibit 10.14.22

070299

                                  $500,000,000

                      SHORT TERM REVOLVING CREDIT AGREEMENT

                                     BETWEEN

       XL CAPITAL LTD, XL INSURANCE LTD and XL MID OCEAN REINSURANCE LTD,
                           as Borrowers and Guarantors

                                       AND

                   THE BANKS PARTIES HERETO FROM TIME TO TIME

                                       AND

                               MELLON BANK, N.A.,
                             as Administrative Agent

                                       AND

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                                   DATED AS OF
                                  June 30, 1999

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      SHORT TERM REVOLVING CREDIT AGREEMENT, dated and effective as of June 30,
1999, by and between XL CAPITAL LTD ("XL Capital"), a corporation organized under the laws of the Cayman Islands, British West Indies, XL INSURANCE LTD ("XL Insurance"), a Bermuda limited liability corporation, and XL MID OCEAN REINSURANCE LTD, a Bermuda limited liability corporation ("XL Mid Ocean"), as borrowers and as guarantors, (XL Capital, XL Insurance and XL Mid Ocean are sometimes referred to hereinafter individually as "Borrower" and collectively as the "Borrowers" and sometimes referred to hereinafter individually as "Guarantor" and collectively as the "Guarantors"), the Banks (as defined further below) parties hereto from time to time, MELLON BANK, N.A., as Administrative Agent for the Banks hereunder (in such capacity, together with successors in such capacity, the "Administrative Agent") and THE CHASE MANHATTAN BANK, as Syndication Agent for the Banks hereunder (in such capacity, together with successors in such capacity, the "Syndication Agent") (the Administrative Agent and the Syndication Agent being hereinafter sometimes referred to collectively as the "Agents" and individually as "Agent").

                              PRELIMINARY STATEMENT

      WHEREAS, the Banks have agreed to make available to the Borrowers a Short Term Revolving Credit Facility upon all of the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Borrowers, each Agent and each Bank agree as follows.

                                    ARTICLE I

                            DEFINITIONS: CONSTRUCTION

      1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

      "Alternate Base Rate" and "Alternate Base Rate Option" shall have the meaning assigned those terms in Section 2.04(a)(i) hereof.

      "Alternate Base Rate Loan" shall mean any Loan bearing interest under the Alternate Base Rate Option.

      "Alternate Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time under the Alternate Base Rate Option.

      "Affiliate" shall mean an entity which is directly or indirectly controlled by a Borrower or which controls a Borrower or which is under common control with any of the Borrowers.

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      "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

      "Applicable Margin" shall have the meaning given that term in Section 2.04(b) hereof.

      "Assets" at any time shall mean the assets of any Borrower, as the context requires, at such time, determined in accordance with GAAP or SAP, as appropriate.

      "Banks" shall mean the parties listed on the signature pages hereof, subject to the provisions of Section 9.13 hereof pertaining to Persons becoming or ceasing to be Banks, and Bank shall mean any of them.

      "Base Rate" shall have the meaning given that term in Section 2.04(a)(i) hereof.

      "Bermuda Companies Law" shall mean The Companies Act of 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

      "Bermuda Insurance Law " shall mean The Insurance Act of 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

      "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or of Bermuda or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or Bermuda.

      "Capitalized Lease Obligation" shall mean any lease obligation which is required to be capitalized in accordance with GAAP.

      "Change in Control" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the Securities & Exchange Commission) of more than 40% of the voting securities of XL Capital; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of XL Capital; or (c) a majority of the members of XL Capital's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated for election by its shareholders.

      "Closing Date" shall mean July 2, 1999, or such later date prior to August 1, 1999 as may be specified by XL Capital by one day's written notice to the Administrative Agent.

      "Co-Agents" shall mean The Bank of Nova Scotia, Citibank, N. A., Credit Lyonnais New York Branch and Deutsche Bank AG.

      "Committed Amount" shall have the meaning given that term in Section 2.01(a) hereof.

      "Commitment" of any Bank shall mean such Bank's Committed Amount and the "Commitments" of the Banks shall mean the Committed Amounts of the Banks.

      "Consolidated Net Worth" shall mean at any date the consolidated stockholders' equity of a Borrower and its consolidated Subsidiaries.


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      "Consolidated Tangible Net Worth" shall mean at any date the consolidated stockholders' equity of a Borrower and its consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 30, 1998, in the book value of any asset owned by the applicable Borrower or a consolidated Subsidiary and
(ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

      "Corresponding Source of Funds" shall mean in the case of any Euro-Rate Loan, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank Eurodollar market at the beginning of the Euro-Rate Funding Period applicable to such Loan, having maturities approximately equal to such Maturity Period and in an aggregate amount approximately equal to such Loan.

      "Designated Lender" means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.13(f) as a Designated Lender for purposes of this Agreement.

      "Designating Lender" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.13(f).

      "Dollar," "Dollars" and the symbol $ shall mean lawful money of the United States of America.

      "Eligible Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or the equivalent thereof by another generally recognized rating service.

      "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar Law),
(b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

      "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

      "Euro-Rate" and "Euro-Rate Option" shall have the meanings assigned to those terms in Section 2.04(a)(ii) hereof.

      "Euro-Rate Loan" shall mean any Loan bearing interest under the Euro-Rate Option.


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      "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option.

      "Event of Default" shall mean any of the Events of Default described in
Article VII hereof.

      "Expiration Date" shall mean June 28, 2000.

      "Facility Fee" shall have the meaning given that term in Section 2.02(a) hereof.

      "Funding Periods" shall have the meaning given that term in Section 2.04(c) hereof.

      "Funding Breakage Date" shall have the meaning given that term in Section 2.10(b) hereof.

      "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day.

      "GAAP" shall have the meaning set forth in Section 1.03 hereof.

      "Guaranteed Obligations" shall have the meaning given that term in Section
10.01 hereof.

      "Guarantors" shall mean XL Capital, XL Insurance and XL Mid Ocean and "Guarantor" shall mean any one of them.

      "Guaranty Equivalents" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Equivalent hereunder shall (subject to any limitations set -forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Equivalent is made.

      "Indebtedness" of a Person shall mean (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company or corporate member of Lloyds or as a provider of financial services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness):

            (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable
      of) such Person;


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            (ii) all obligations (including contingent liabilities) of such
      Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments;

            (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

            (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

            (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed; and

            (vi) all Guaranty Equivalents of such Person.

      "Insurance Subsidiary" means any, present or future, direct or indirect Subsidiary of any Borrower that offers insurance products, including but not limited to XL Europe.

      "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

      "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

      "Loan" or "Loans" shall mean a loan or loans made by any Bank to any of the Borrowers under this Agreement.

      "Loan Document" or "Loan Documents" shall mean this Agreement, any Note and any other documents or instruments executed and delivered in connection herewith or therewith.

      "London Business Day" shall mean a Business Day (as herein defined) which is also a day for dealing in deposits in Dollars by and among banks in the London interbank market.

      "Material Adverse Effect" shall mean the occurrence of an event (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on: (a) the assets, business, financial condition or operations of a Borrower and its Subsidiaries taken as a whole; or (b) the ability of a Borrower to perform any of its payment or other material obligations under this Agreement or the applicable Note; or (c) the legality, validity, binding effect or enforceability against a Borrower of any Loan Document that by its terms purports to bind such Borrower.

      "Notes" shall mean the promissory notes of the respective Borrowers executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings in whole or part and "Note" shall mean any one of the Notes.

      "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.12(a) hereof.

      "Obligations" shall mean the obligations of any Borrower to repay the aggregate unpaid principal amount of all loans, and pay all interest accrued thereon, all Facility Fees accruing and all


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other liabilities of such Borrower arising pursuant to the terms of this
Agreement or the other Loan Documents.

      "Office," when used in connection with the Administrative Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Administrative Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Borrowers and the Banks.

      "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Option" shall mean the Alternate Base Rate Option or the Euro-Rate Option, as the case may be.

      "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), official body or agency, or any other entity.

      "Portion" shall mean the Alternate Base Rate Portion or the Euro-Rate Portion, as the case may be.

      "Potential Default" shall mean any event or condition referenced in
Article VII hereof which with notice, passage of time or both would constitute an Event of Default.

      "Private Act" shall mean separate legislation enacted in Bermuda with the intention that such legislation applies specifically to a Borrower in whole or in part.

      "Pro Rata" shall mean from or to each Bank in proportion to its percentage of the aggregated Committed Amounts of all of the Banks.

      "Register" shall have the meaning given that term in Section 9.13(d) hereof.

      "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof, commencing September 30, 1999.

      "Required Banks" shall mean at any time Banks which have respective Committed Amounts equal to or greater than 51% of the aggregate Committed Amounts of all Banks or, if the obligations of the Banks to make loans shall have terminated, Banks which have outstanding Loans in a principal amount equal to or greater than 51% of the aggregate principal amount of all Loans outstanding at such time.

      "SAP" shall mean, as to each Borrower and each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Official Body for such Borrower's or such Insurance Subsidiary's domicile for the preparation of Annual Statements and other Default reports by insurance corporations of the same type as such Borrower or such Insurance Subsidiary in effect on the date such statements or reports are to be prepared.

      "Standard Notice" shall mean an irrevocable notice provided to the Administrative Agent on a Business Day which is

                  (i) the same Business Day in the case of any Alternate Base
            Rate Loan; and


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                  (ii) at least three London Business Days in advance in the case of any Euro-Rate Loan.

Standard Notice must be provided no later than: 10:00 o'clock a.m., Pittsburgh time, on the last day permitted for such notice. Standard Notice shall be in writing (including telex, facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Administrative Agent.

      "Subsidiary" of a Borrower at any time shall mean any corporation (or similar entity) of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by a Borrower or one or more Subsidiaries.

      "Total Exposure" of any Bank at any time shall mean the sum of the outstanding principal amount of all of such Bank's Loans, whether such Loans are made to XL Insurance, XL Capital or XL Mid Ocean.

      "Total Funded Debt" of a Person at any time shall mean all Indebtedness of such person which would at such time be classified in whole or in part as a liability on the balance sheet of such person in accordance with GAAP.

      "Transfer Supplement" shall have the meaning given that term in Section 9.13(c)(iv) hereof.

      "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Bank (which determination shall be conclusive) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for the United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

      "XL Capital" shall mean XL Capital Ltd, a corporation organized under the laws of the Cayman Islands, British West Indies.

      "XL Insurance" shall mean XL Insurance Ltd, a Bermuda limited liability corporation.

      "XL Mid Ocean" shall mean XL Mid Ocean Reinsurance Ltd, a Bermuda limited liability corporation.

      1.02 Construction. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or. " References in this Agreement to "determination" by either Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith belief of such Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

      1.03. Accounting Principles. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States of America at the


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Relevant Date, subject to the provisions of this Section 1.03. As used herein,
"Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

      (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP or SAP, as appropriate.

      (c) If any change in GAAP or SAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more financial covenants in this Agreement shall have occurred (or in the opinion of the Required Banks would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place, the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP or SAP, as appropriate.

      (d) Without in any manner limiting the provisions of this Section 1.03, if any change in GAAP or SAP occurs after the date of this Agreement and such change in GAAP or SAP could or would materially change a Borrower's financial results or position from that reflected in such Borrower's financial statements prior to such change, such Borrower shall notify the Bank as soon as practicable.

                                   ARTICLE II

                                   THE CREDITS

      2.01. Revolving Credit Loans.

      (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make loans ("Loans") to a Borrower at any time or from time to time on or after the date hereof and to but not including the Expiration Date (it being understood that Loans may be outstanding to more than one of the Borrowers at any time). A Bank shall have no obligation to make any Loan if, after such Loan is made, such Bank's Total Exposure would exceed such Bank's Committed Amount. Each Bank's "Committed Amount" at any time shall be equal to the amount set forth as its "Initial Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under
Section 2.02(c) hereof at such time, and subject to transfer to or from another Bank as provided in Section 9.13 hereof.

      (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Loans hereunder.

      (c) Revolving Credit Notes. The obligation of the Borrowers to repay the unpaid principal amount of the Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by promissory notes of the Borrowers, one to each Bank, dated the Closing Date (the "Notes") in substantially the form attached hereto as Exhibit A-1 (in the case of XL Insurance), Exhibit A-2 (in the case of XL Mid Ocean) or Exhibit A-3 (in the case of XL Capital), with the blanks appropriately filled, payable to the order of such Bank in a face amount equal to such Bank's Initial Committed Amount.


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      (d) Maturity. To the extent not due and payable earlier, the Loans shall be due and payable on the Expiration Date.

      2.02. Facility Fee; Initial Fee, Reduction of the Committed Amounts.

      (a) Facility Fee. XL Capital agrees to pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee") for each day during the period from the Closing Date to and including the Expiration Date calculated (based on a year of 360 days and actual days elapsed), at a per annum rate equal to seven basis points (0.07%), payable on such Bank's Committed Amount (whether used or unused) in effect on such day. Such fee shall be payable quarterly on the last day of each March, June, September and December after the Closing Date, and on the Expiration Date, for the preceding period for which such fee has not been paid.

      (b) Initial Fee. XL Capital agrees to pay on the Closing Date to the Administrative Agent for the account of each Bank an initial fee equal to five basis points (0.05%), payable on such Bank's Committed Amount on the Closing Date.

      (c) Reduction of the Committed Amounts. XL Capital may at any time or from time to time reduce Pro Rata the Committed Amounts of the Banks to an aggregate amount (which may be zero) not less than the sum of the unpaid principal amount of the Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof. Any reduction of the Committed Amounts shall be in an aggregate minimum amount of $20,000,000 and in an amount which is an integral multiple of $10,000,000. Reduction of the Committed Amounts shall be made by providing not less than three Business Days' notice (which notice shall be irrevocable) to such effect to the Administrative Agent, which will promptly advise the Banks of such notice. After the date specified in such notice the Facility Fee shall be calculated upon the Committed Amounts as so reduced.

      2.03. Making of Loans. Whenever a Borrower desires that the Banks make Loans, XL Capital shall provide Standard Notice to the Administrative Agent setting forth the following information (a separate notice being required for each such type of Loans):

      (a) Whether the proposed Loans are to be made to XL Insurance, to XL Capital or to XL Mid Ocean;

      (b) The date, which shall be a Business Day, on which such proposed Loans are to be made;

      (c) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.06, and which shall be an integral multiple of $1,000,000.00 not less than $10,000,000.00;

      (d) The interest rate Option or Options selected in accordance with
Section 2.04(a) hereof and the principal amounts selected in accordance with
Section 2.04(d) hereof of the Alternate Base Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Loans; and

      (e) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with
Section 2.04(c) hereof.

Standard Notice having been so provided, the Administrative Agent shall promptly notify each Bank of the information contained therein and of the amount of such Bank's Loan. Unless any applicable condition specified in Article IV hereof has not been satisfied, on the date specified in such Standard Notice each Bank shall make the proceeds of its Loan available to the Administrative Agent at the Administrative Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office. The Administrative Agent will make the funds so received available to the applicable Borrower in funds immediately available at the Administrative Agent's Office.


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

      2.04. Interest Rates.

      (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the applicable Borrower may select different Options to apply simultaneously to different Portions of its Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of such Loans. The aggregate number of Funding Segments applicable to the Euro-Rate Portion of the Loans at any time shall not exceed six.

            (i) Alternate Base Rate Option: The Alternate Base Rate Option is a rate per annum (the "Alternate Base Rate") (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the higher of: (A) the Base Rate for such day or (B) the Federal Funds Effective Rate for such day plus 0.50% per annum. "Base Rate" as used herein shall mean the interest rate per annum announced from time to time by the Administrative Agent as its prime rate. "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1 %) determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Changes in the Alternate Base Rate shall take effect on the date the Administrative Agent announces a change in the Base Rate or the Federal Reserve Bank announces a change in the Federal Funds Effective Rate, as the case may be;

            (ii) Euro-Rate Option: The Euro-Rate Option is a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

            The "Euro-Rate" may also be expressed by the following formula:

                   [average of the rates offered to major money  ]
                   [center banks in the London interbank market  ]
      Euro-Rate =  [determined by the Administrative Agent per subsection (A)  ]
                   -------------------------------------------------------------
                   [1.00 - Euro-Rate Reserve Percentage          ]

            "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Bank is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

            The Administrative Agent shall give prompt notice to the applicable Borrower and to the Banks of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

            (b) Applicable Margin. "Applicable Margin" shall mean 0.380% plus the Utilization Rate for such day. "Utilization Rate" shall mean (x) 0.125% for any day on which the aggregate outstanding principal amount of all Loans under this Agreement exceeds 66% of the sum of the Committed Amounts of all Banks on such day, (y) 0.05% for any day on which the aggregate outstanding principal amount of all Loans under this Agreement exceeds 33%, but is less than or equal to 66%, of the sum of the Committed Amounts of all Banks on such day and (z) zero for each other day.

            (c) Funding Periods. At any time when a Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, such Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option                Available Funding Periods
--------------------                -------------------------

   Euro-Rate Option                 One, two, three, six or twelve months or, if
                                    acceptable to all Banks, one or two weeks
                                    ("Euro-Rate Funding Period");

provided, that:

            (i) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive); and

            (ii) A Borrower may not select a Funding Period that would end after the Expiration Date.

      (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Alternate Base Rate Portion of the Loans, or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Loans, shall be as set forth below:

Portion or Funding Segment            Allowable Aggregate Principal Amounts
--------------------------            -------------------------------------

Alternate Base Rate Portion and       $10,000,000 plus an integral
Each Funding Segment of the           multiple of $1,000,000.
Euro-Rate Portion

      (e) Euro-Rate Unascertainable; Impracticability. If

            (i) on any date on which a Euro-Rate would otherwise be set the Administrative Agent (in the case of clauses (A) or (B) below) or any Bank (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                  (A) adequate and reasonable means do not exist for
            ascertaining such Euro-Rate,

                  (B) a contingency has occurred which materially and adversely affects the interbank eurodollar market, or

                  (C) the effective cost to such Bank of funding a proposed
            Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

            (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Bank or a Notional Euro-Rate Funding Office in good faith with any applicable Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any applicable request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Administrative Agent or such Bank, as the case may be, may notify the Borrowers of such determination (and any Bank giving such notice shall notify the Administrative Agent, which shall advise the other Banks of such notice). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Banks to allow the Borrowers to select, convert to or renew the Euro-Rate Option shall be suspended until the Administrative Agent or such Bank, as the case may be, shall have later notified the Borrowers (and any Bank giving such notice shall notify the Administrative Agent) of the Administrative Agent's or such Bank's determination in good faith (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

      If any Bank notifies the Borrowers of a determination under subsection
(ii) of this Section 2.04(e), the Euro-Rate Portion of the Loans of such Bank (the "Affected Bank") shall automatically be converted to the Alternate Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

      If at the time the Administrative Agent or a Bank makes a determination under subsection (i) or (ii) of this Section 2.04(e) and XL Capital previously has notified the Administrative Agent that a Borrower wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Alternate Base Rate Option instead of the Euro-Rate Option, with respect to such Loans or, in the case of a determination by a Bank, such Loans of such Bank.

      2.05. Conversion or Renewal of Interest Rate Options.

      (a) Conversion or Renewal. Subject to the provisions of Section 2.10(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, a Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion:

            (i) At any time with respect to conversion from the Alternate Base Rate Option; or

            (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option as to the Funding Segment corresponding to such expiring Funding Period.

Whenever a Borrower desires to convert or renew any interest rate Option or Options, XL Capital shall provide to the Administrative Agent Standard Notice setting forth the following information (and the Agent shall promptly advise the Banks of such information):

            (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

            (x) The principal amounts selected in accordance with Section 2.04(d) hereof of the Alternate Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

            (y) The interest rate Option or Options selected in accordance with
      Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Alternate Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

            (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

      (b) Failure to Convert or Renew. Absent due notice from XL Capital of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Alternate Base Rate Option on the last day of the expiring Funding Period.

      2.06. Prepayments Generally. Whenever a Borrower desires or is required to prepay any part of its Loans, XL Capital shall provide Standard Notice to the Administrative Agent setting forth the following information (and the Agent shall promptly advise the Banks of such information):

      (a) Whether such prepayment is to be applied to the Loans outstanding to XL Insurance, XL Capital or XL Mid Ocean;

      (b) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

      (c) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.06; and

      (d) The principal amounts selected in accordance with Section 2.04(d) hereof of the Alternate Base Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Alternate Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

      2.07. Optional Prepayments. Each Borrower shall have the right at its option from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):

      (a) At any time with respect to any part of the Alternate Base Rate Portion, provided, however, that such prepayment shall be in a principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; or

      (b) At the expiration of any Funding Period with respect to prepayment of the Euro-Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Funding Period, provided, however, that such prepayment shall be in a principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

      2.08. Interest Payment Dates. Interest on the Alternate Base Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

      2.09. Pro Rata Treatment; Payments Generally; Interest on Overdue Amounts.

      (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest, and Facility Fees due from the Borrowers hereunder or under the Notes shall be applied, Pro Rata from and to each Bank, except for payments of interest involving an Affected Bank as provided in Section 2.04(e) hereof and payments to a Bank subject to a withholding deduction under Section 2.11(c) hereof. The failure of any Bank to make a Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither either Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan.

      (b) Payments Generally. All payments and prepayments to be made by a Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from such Borrower hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Bank subject to a withholding deduction under
Section 2.11(c) hereof. Except for payments under Sections 2.10 and 9.04 hereof, such payments shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.10 and 9.04 hereof shall be made to the applicable Bank at such domestic account as it shall specify to the Borrowers from time to time in funds immediately available at such account. Any payment or prepayment received by the Administrative Agent or such Bank after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall distribute to the Banks all such payments received by it from a Borrower as promptly as practicable after receipt by the Administrative Agent.

      (c) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrowers hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

            (i) In the case of any part of the Euro-Rate Portion of any Loans,
      (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

            (ii) In the case of any other amount due from a Borrower hereunder or under any Loan Document, 2% above the then-current Alternate Base Rate Option applicable to Loans.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

      2.10. Additional Compensation in Certain Circumstances.

      (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If the introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Official Body (whether or not having the force of law):

            (i) subjects any Bank or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, facility fee or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Bank's principal office or Notional Euro-Rate Funding Office is located),

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Bank or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional Euro-Rate Funding Office under this Agreement, or

            (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Bank, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling Person's capital, taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy so long as such policies are reasonable in light of prevailing market practice at the time) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Bank may from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by any applicable Borrower to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Alternate Base Rate Option applicable to Loans. A certificate by such Bank as to the amount due and payable under this
Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive. Each Bank agrees that it will use good faith efforts to notify the Borrowers of the occurrence of any event that would give rise to a payment under this Section 2.10(a); provided, however that, so long as such notice is given within a reasonable period after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on the Borrowers' obligations hereunder.

      (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the applicable Borrower shall pay each Bank an amount ("Funding Breakage Indemnity") determined by such Bank as follows:

            (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Bank which so became due, or which was so paid, prepaid or converted, times (B) the greater of
      (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

            (ii) the Funding Breakage Indemnity to be paid by such Borrower to such Bank shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

Such Funding Breakage Indemnity shall be due and payable on demand, and each Bank shall, upon making such demand, notify the Administrative Agent of the amount so demanded. In addition, such Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Bank an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Alternate Base Rate Option applicable to Loans (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Bank under this Section 2.10(b) shall be determined in good faith by such Bank, and such determination shall be conclusive.

      2.11. Taxes.

      (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

            (i) in the case of each Agent and each Bank, income or franchise taxes imposed on such Agent or such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank or Agent and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

            (ii) in the case of each Bank, income or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"), unless the Borrower is required to withhold or deduct Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to either Agent or any Bank under this Agreement or any other Loan Document, the applicable Borrower shall pay the relevant amount of such Taxes and the amounts so payable to such Agent or such Bank shall be increased to the extent necessary to yield to such Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by a Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent for its own account or for the account of the other Agent or such Bank, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Bank or either Agent determines in its sole discretion in good faith that it has received a refund in respect of any Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.11, such Bank or Agent shall promptly after the date of such receipt pay over the amount of such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 2.11 with respect to Taxes giving rise to such refund and only to the extent that such Bank or Agent has determined that the amount of any such refund is directly attributable to payments made under this Agreement), net of all reasonable expenses of such Bank or Agent (including additional Taxes attributable to such refund, as determined by such Bank or Agent) and without interest (other than interest, if any, paid by the relevant Official Body with respect to such refund). A Borrower receiving any such payment from a Bank or Agent shall, upon demand, pay to such Bank or Agent any amount paid over to such Borrower by such Bank or Agent (plus penalties, interest or other charges) in the event such Bank or Agent is required to repay any portion of such refund to such Official Body. Nothing in this Section 2.11(a) shall entitle a Borrower to have access to the records of any Bank or Agent, including, without limitation, tax returns.

      (b) Indemnity. Each Borrower hereby indemnifies each Agent and each of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Borrower hereunder or under any of the other Loan Documents, any Taxes paid by such Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Agent or such Bank as a result of any failure to pay such Taxes, except by reason of unreasonable delay by such Agent or Bank in notifying the Borrower or in making payment after payment was received from the Borrower), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or such Agent, as the case may be, makes written demand therefor.

      (c) Withholding and Backup Withholding. Each Bank or Agent that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrowers and the Administrative Agent

            (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank or Agent is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

            (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank which so delivers to the Borrowers and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Borrowers and the Administrative

Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Administrative Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank or Agent is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank or Agent advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

      2.12. Funding by Branch, Subsidiary or Affiliate.

      (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Bank shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by a Borrower under Section 2.10(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Bank without regard to such Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Bank.

      (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such part of the Euro-Rate Portion. Such Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the applicable Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A-1, A-2 or A-3, as the case may be, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to such Borrower. Each Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.12(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Note payable to such Bank's order.

      2.13. Extensions of Expiration Date. The Borrowers may, at their option, give the Administrative Agent written notice (an "Extension Request") not more than 90 days, nor less than 60 days, prior to the then effective Expiration Date, of the Borrowers' desire to extend the then effective Expiration Date to a date which is not later than 364 days after the "Reset Date". The "Reset Date" means the date which is 30 days prior to the then effective Expiration Date. The Administrative Agent shall promptly inform the Banks of such Extension Request. Each Bank that agrees with such Extension Request shall deliver to the Administrative Agent its express written consent thereto no later than the Reset Date. No extension shall become effective unless agreed to by the Required Banks on or prior to the Reset Date. If all Banks have not in writing expressly consented to any such Extension Request by the Reset Date, then the Administrative Agent shall so notify the Borrowers and the Borrowers, at their option, may, as of the then effective Expiration Date, (i) replace any Bank which has not agreed to such Extension Request (a "Nonextending Bank") with another commercial lending institution reasonably satisfactory to the Administrative Agent (a "Replacement Bank") by giving notice of the name of such Replacement Bank to the Administrative Agent not later than five Business Days prior to the then effective Expiration Date or
(ii) pay the Loans of such Nonextending Bank. Upon notice from the Administrative Agent, such Nonextending Bank shall, as of the then effective Expiration Date, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13 hereof. If the Required Banks shall have consented to such Extension Request, then, on the then effective Expiration Date, after payment by the Borrower (or, if applicable, by a Replacement Bank) of all amounts payable hereunder to each Nonextending Bank, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Notice. The Administrative Agent shall promptly after any such extension advise the Banks of any decrease in the aggregate Committed Amounts of the Banks and of the respective Committed Amounts of all Banks. Each Bank may agree or not agree to any such Extension Request in its sole and absolute discretion and any Bank not agreeing (or not responding) to an Extension Request shall not be deemed to have extended the Expiration Date regardless of whether a Replacement Bank is obtained.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants that:

      3.01. Organization and Qualification. Such Borrower and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; each of such Borrower and each of its Subsidiaries has the power and authority to own its properties and assets, and to carry on its business as currently conducted and is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to receive or retain such qualification would have a Material Adverse Effect. A list of such Borrower's Subsidiaries setting forth their respective jurisdictions of incorporation is set forth in Schedule 3.01 hereto. Such Borrower is not subject to any Private Act other than the X.L. Insurance Company, Ltd. Act, 1989, a copy of which has been provided to the Administrative Agent.

      3.02. Corporate Power and Authorization. Such Borrower has corporate power and authority to, make and carry out this Agreement and any other Loan Document to which it is a party to make the borrowings provided for herein, to execute and deliver this Agreement and, in the case of such Borrower, the applicable Notes and to perform its obligations hereunder and under any such Loan Documents and all such action has been duly authorized by all necessary corporate proceedings on its part.

      3.03. Financial Information. Such Borrower has furnished to the Administrative Agent with sufficient copies for each Bank copies of the audited consolidated financial statements of such Borrower and its consolidated Subsidiaries including a consolidated balance sheet and related statements of income and retained earnings for the fiscal year ending November 30, 1998. Such financial statements fairly present the financial position of such Borrower and its consolidated Subsidiaries as of the date of such reports and the consolidated results of their operations and cash flows for the fiscal period then ended in conformity with GAAP applied on a consistent basis, and such consolidated financial statements have been examined and reported upon by independent, certified public accountants.

      3.04. Litigation. Except as disclosed to the Banks in writing prior to the Closing Date (including by disclosure in the financial statements delivered to the Banks referred to in Section 3.03 hereof), there is no litigation or governmental proceeding by or against such Borrower or any of its Subsidiaries pending or, to its knowledge, threatened, which could reasonably be expected (in light of reserves, and total shareholders' equity of such Borrower and after taking into account the nature of such Borrower's business and activities) to have a Material Adverse Effect if adversely determined.

      3.05. No Adverse Changes. Since November 30, 1998, there has been no occurrence or event which has had a Material Adverse Effect.

      3.06. No Conflicting Laws or Agreements; Consents and Approvals. (a) Neither the execution and delivery of this Agreement or any other Loan Document, the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of such Borrower or of any applicable Law or of any material agreement or instrument to which such Borrower is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property of such Borrower pursuant to the terms of any such agreement or instrument.

      (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with (i) execution and delivery of this Agreement or any other Loan Document, (ii) the consummation of the transactions herein or therein contemplated, or (iii) the performance of or compliance with the terms and conditions hereof or thereof.

      3.07. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by such Borrower. This Agreement constitutes, and the applicable Notes when duly executed and delivered by such Borrower pursuant to the provisions hereof will constitute, legal, valid and binding obligations of such Borrower enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (excluding Laws with respect to fraudulent conveyance), (ii) Laws limiting the right of specific performance or
(iii) general principles of equity.

      3.08. Taxes. All tax returns required to be filed by such Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon such Borrower or upon its properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes, if any, on the books of such Borrower are adequate for all open years and for its current fiscal period as determined in accordance with GAAP.

      3.09. Use of Proceeds. Such Borrower will use the proceeds from any borrowing hereunder for general corporate purposes (which may include acquisitions and may include refinancing of other indebtedness). Such Borrower will make no borrowing hereunder for the purpose of buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System in violation of such regulation. Such Borrower is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

      3.10. Permits, Licenses and Rights. Such Borrower and each Subsidiary of such Borrower own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as currently conducted and currently planned to be conducted without, to the best knowledge of such Borrower, conflict with the rights of others.

      3.11. Accurate and Complete Disclosure. All information provided by or on behalf of any Borrower to either Agent or any Bank pursuant to or in connection with the Loan Documents and the transactions contemplated thereby is true and accurate in all material respects on the date such information is dated (or, if not dated, on the date such information was received by such Agent or such Bank, as the case may be) and such information, taken as a whole, which was provided on or prior to the time this representation is made or remade, does not, to the best knowledge of the Borrowers, omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

      3.12. Absence of Violations. Such Borrower and each Affiliate of such Borrower is not in violation of a any charter document, corporate minute or resolution, any instrument or agreement, in each case binding on it or affecting its property, or any Law, in a manner which could have a Materially Adverse Effect.

      3.13. Environmental Matters. Such Borrower and each of its Subsidiaries is and has been in full compliance with all applicable Environmental Laws. Such Borrower and each of its Subsidiaries have all approvals by Official Bodies charged with the enforcement of Environmental Laws that are necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as currently proposed to be owned and operated.

      3.14. Not an Investment Company. Such Borrower is not an Investment Company required to be registered under the Investment Company Act of 1940.

      3.15. Year 2000 Compliance. XL Capital has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by material suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by XL Capital or any of its Subsidiaries (or material suppliers, vendors and customers other than risks affecting customers that may give rise to claims under insurance policies issued by XL Capital or any Subsidiary of XL Capital) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem") and (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis. Based on the foregoing, XL Capital believes that all computer applications of XL Capital and its Subsidiaries that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      4.01. Effectiveness. The effectiveness of this Agreement and the closing of the transactions contemplated hereby shall be subject to the following conditions:

      (a) Proceedings and Incumbency. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank a certificate with respect to each Borrower in form and substance satisfactory to the Administrative Agent dated the Closing Date and signed on behalf of each Borrower by the Secretary or an Assistant Secretary of such Borrower, certifying as to: (a) true copies of all corporate action taken by such Borrower relative to this Agreement, and the other Loan Documents applicable to it, including but not limited to that described in Section 3.02 hereof and (b) the names, true signatures and incumbency of the officer or officers of such Borrower authorized to execute and deliver this Agreement and the other Loan Documents applicable to it. Each Bank may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to such Bank.

      (b) Organizational Documents. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank (i) certified copies of the articles of incorporation and by-laws for each Borrower and (ii) a certificate of good standing for each Borrower and any subsidiary of such Borrower certified by the appropriate Official Body of Bermuda or of the Cayman Islands, British West Indies, as the case may be.

      (c) Opinions of Counsel. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank written opinions addressed to the Banks, dated the Closing Date, of Cahill Gordon & Reindel, Conyers, Dill & Pearman, Hunter & Hunter and Paul S. Giordano, Esq., respectively, the Borrowers' and Guarantors' counsel, which together are substantially to the effects set forth in Exhibit C.

      (d) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to each Bank, and each Bank shall have received all such counterpart originals or certified or other copies of the Loan Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as such Bank have reasonably requested.

      (e) Fees and Expenses. The Borrowers shall have paid all fees and other compensation to be paid by it hereunder on or prior to the Closing Date.

      (f) Representation and Warranties. The representation and warranties contained in Article III hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

      (g) Termination of Commitments under Prior Agreements. The commitments of the respective banks under the Short Term Revolving Credit Agreement, dated as of June 6, 1997, as amended, to which XL Insurance and XL Mid Ocean are parties, and the Credit Agreement (364-day), dated as of September 2, 1997, as amended to which Mid Ocean Limited is a party, shall have been terminated and arrangements satisfactory to the Agents shall have been made to pay all amounts owing to the respective banks thereunder with the proceeds of Loans hereunder or with other funds of the Borrowers.

      4.02. Borrowings. The obligations of each Bank to make any Loan hereunder are subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by each Borrower of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions:

      (a) Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Loan hereunder with the same effect as though made on and as of each such date, and on the date of each Loan hereunder no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loans to be made on such date. Failure of the Administrative Agent to receive notice from the applicable Borrower to the contrary before any Loan is made or deemed made hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Loan with the same effect as though made on and as of such date and
(ii) on the date of such Loan no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

      (b) Commitment. The fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Committed Amounts.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      The Borrowers hereby covenant to each Agent and each Bank as follows:

      5.01. Reporting and Information Requirements. Each Borrower shall deliver to the Administrative Agent with sufficient copies for each Bank:

      (a) Annual Reports. As soon as practicable and in any event within 100 days after the close of each fiscal year of such Borrower, audited consolidated statements of income, retained earnings and cash flows of such Borrower and its consolidated Subsidiaries, for such fiscal year and a consolidated audited balance sheet of such Borrower and its consolidated Subsidiaries, as of the close of such fiscal year, and notes to each, all in accordance with GAAP or, in the case of XL Insurance and XL Mid Ocean, SAP, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheets to be certified by independent public accountants of recognized national standing in the United States selected by such Borrower and not unacceptable to the Required Banks, and the certificate or report of such accountants to be free of exceptions or qualifications not reasonably acceptable to the Required Banks (it being understood that delivery of XL Capital's Report on Form 10-K filed with the Securities and Exchange Commission shall satisfy the requirement of this Section 5.01(a) to deliver the annual financial statements of XL Capital so long as the financial information required to be in such report is substantially the same as the financial information required by this Section 5.01(a)).

      (b) Quarterly Statements. Within sixty days after the end of the first, second and third quarterly accounting periods in each fiscal year of such Borrowers, copies of the unaudited consolidated balance sheets of such Borrower and its consolidated Subsidiaries as of the end of such accounting period and of the consolidated income statements of such Borrower and its consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in accordance with GAAP or, in the case of XL Insurance and XL Mid Ocean, SAP, subject to year-end audit adjustments and certified by the principal financial officer of such Borrower to have been prepared in accordance with generally accepted accounting principles consistently applied by such Borrower except as explained in such certificate (it being understood that delivery of XL Capital's Report on Form 10-Q filed with the Securities and Exchange Commission shall satisfy the requirement of this Section 5.01(b) to deliver the quarterly financial statements of XL Capital so long as the financial information required to be in such report is substantially the same as the financial information required by this Section 5.01(b)).

      (c) Compliance Certificates. Within 100 days after the end of each fiscal year of the Borrowers and within sixty days after the end of each of the first three quarters of each fiscal year, a certificate dated as of the end of such fiscal year or quarter, signed on behalf of each Borrower by a principal financial officer thereof, (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by such Borrower, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Article VI hereof, and (iii) stating that the signer has reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

      (d) Further Information. All such other information and in such form as any Bank may reasonably request in writing.

      (e) Notice of Event of Default. Immediately upon becoming aware of any Event of Default or Potential Default, written notice thereof, together with a written statement of the president or a principal financial officer of the applicable Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers.

      (f) Notice of Material Adverse Change. Promptly upon becoming aware thereof, written notice of any event or occurrence constituting or which could reasonably be expected to have a Material Adverse Effect.

      (g) Notice of Material Proceedings. Promptly upon becoming aware thereof, written notice of the commencement, existence or threat of any proceeding or a material change in any existing material proceeding by or before any Official Body against or affecting such Borrower which, if adversely decided, could have a Material Adverse Effect.

      (h) Notice of Certain Material Changes. Promptly upon adoption thereof, notice of each material change in any Borrower's investment policy, underwriting policy or other business policy.

      (i) Year 2000 Compliance. Promptly after any Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 3.15), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

      5.02. Preservation of Existence and Franchises. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

      5.03. Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or a similar business having similar properties similarly situated.

      5.04. Maintenance of Properties. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that the foregoing shall not impose on such Borrower or any Subsidiary of such Borrower any obligation in respect of any property leased by such Borrower or such Subsidiary in addition to such Borrower's obligations under the applicable document creating such Borrower's or such Subsidiary's lease or tenancy.

      5.05. Payment of Taxes and Other Potential Charges and Priority Claims Payment of Other Current Liabilities. Each Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge:

      (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

      (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

      (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.03 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Borrower in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Borrower or such Subsidiary;

provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP and SAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

      5.06. Financial Accounting Practices. Such Borrower shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section
5.01 hereof in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

      5.07. Compliance with Applicable Laws. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance Laws) in all respects; provided that such Borrower or any Subsidiary of such Borrower shall not be deemed to be in violation of this Section 5.07 as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Materially Adversely Effect or (ii) otherwise impair the ability of such Borrower to perform its obligations under this Agreement or the Notes issued by it.

      5.08. Use of Proceeds. Each Borrower shall use the proceeds of all Loans hereunder for its general corporate purposes (which may include funding acquisitions and paying dividends).

      5.09. Continuation Of and Change In Business. Each Borrower and its Subsidiaries shall continue to engage in substantially the same business and activities it currently engages in on the date of this Agreement.

      5.10. Visitation. Each Borrower shall permit such Persons as any Bank may reasonably designate to visit and inspect any of the properties of such Borrower, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Borrower at such times as such Bank may reasonably request. Each Borrower hereby authorizes its financial management to discuss with any Bank the affairs of such Borrower.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Each Borrower covenants to each Agent and to each Bank as follows:

      6.01. Mergers and Acquisitions. (a) No Borrower shall merge with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Default or Potential Event of Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto:

            (i) any Borrower may merge with any other corporation, including a Subsidiary, if such Borrower shall be the surviving corporation; and

            (ii) if the written consent of the Required Banks is obtained, any Borrower may merge into or consolidate with any other corporation if the corporation into which such Borrower is merged or which is formed by such consolidation shall expressly assume all obligations of such Borrower under this Agreement.

      (b) No Borrower shall acquire the stock or other equity interests, or all or any substantial portion of the properties or assets of any other Person, or agree to do any of the foregoing, unless such Person is engaged primarily in the insurance business or the financial services business.

      6.02. Dispositions of Assets. No Borrower shall, and nor shall it permit any Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.02 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or Assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

      (a) Transactions in the ordinary course of business involving current assets or other assets classified on the Borrower's balance sheet as available for sale.

      (b) Sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate, exceed $50,000,000 in any calendar year; or

      (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Borrower or its Subsidiaries.

      6.03. Liens. No Borrower shall, nor shall it permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired or agree or become liable to do so, except:

      (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on
Schedule 6.03(a) hereto;

      (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of such Section 5.05;

      (c) Liens on property securing all or part of the purchase price thereof to such Borrower and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Borrower (and extension, renewal and replacement Liens upon the same property), provided --

            (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

            (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Borrower, as applicable, shall not exceed 100% (if such obligations are not subject when created to United States income taxes) or 90% (in all other cases) of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

      (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Borrower;

      (e) Liens securing Indebtedness permitted by Section 6.08(b), Section 6.08
(c) and Section 6.08(g) hereof covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby, plus a commercially reasonable margin; or

      (f) Liens on cash and securities of a Borrower or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with customary portfolio management practice and not in violation of the Borrowers' investment policy as in effect on the date of this Agreement.

      6.04. Transactions With Affiliates. No Borrower shall, nor shall it permit any Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower, or directly or indirectly agree to do any of the foregoing, except transactions among the Borrowers and their wholly-owned Subsidiaries and transactions with Affiliates in good faith in the ordinary course of such Borrower's business consistent with past practice and on terms no less favorable to such Borrower or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

      6.05. Business. No Borrower will, nor will it permit any Subsidiary to, engage (directly or indirectly) in any businesses other than the businesses substantially the same as those in which such Borrower and its Subsidiaries are engaged on the Closing Date and any businesses reasonably related thereto or in the financial services industry. No Borrower will permit, at any time, its net premiums earned from insurance or reinsurance operations to comprise less than 50% of gross revenues of such Borrower (on a consolidated basis exclusive of net gains and losses from investments and investment income).

      6.06. Ratio of Total Funded Debt to Consolidated Tangible Net Worth. XL Capital will not permit its ratio of (i) the sum of (x) Total Funded Debt plus
(y) the aggregate undrawn face amount of all letters of credit (as to which reimbursement obligations are unsecured) issued for the account of, or guaranteed by, XL Capital or any of its consolidated Subsidiaries to (ii) Consolidated Tangible Net Worth to be greater than 0.35 at any time.

      6.07. Consolidated Tangible Net Worth. XL Capital will not permit its Consolidated Tangible Net Worth to be less than $2,566,000,000.00 at any time.

      6.08. Indebtedness. No Borrower shall, nor shall any Borrower permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

      (a) Indebtedness to the Banks pursuant to this Agreement and the other Loan Documents;

      (b) Secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Borrower or any Subsidiary in an aggregate principal amount (for all Borrowers and Subsidiaries) not exceeding $400,000,000 at any time outstanding;

      (c) Other secured reimbursement obligations of any Borrower or any Subsidiary with respect to letters of credit not exceeding $800,000,000 in the aggregate at any time outstanding for all Borrowers and Subsidiaries;

      (d) Unsecured Indebtedness, so long as upon the incurrence thereof no Event of Default or Potential Default would occur or exist;

      (e) Accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Borrower or any Subsidiary; and

      (f) Indebtedness incurred in transactions described in Section 6.03(f);
and

      (g) Indebtedness described on Schedule 6.08(g) hereto.

      6.09. Claims Paying Ratings. Each of XL Insurance and XL Mid Ocean shall maintain at all times a claims-paying rating of at least "A" from Standard & Poor's Ratings Services and from A.M. Best Company.

      6.10. Private Act. No Borrower shall become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

      (a) Any Borrower shall default in the payment when due of the principal of any Loan;

      (b) Any Borrower shall default in the payment when due of any interest, Facility Fee, or any other fee or amount payable hereunder which default shall continue for a period of three days from the due date thereof;

      (c) Any Borrower shall default in the observance, performance or fulfillment of any covenant contained in Article VI hereof;

      (d) Any Borrower shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof and such default shall not be remedied for a period of twenty days after written notice thereof to such Borrower from the Administrative Agent or the holder of any Note issued hereunder;

      (e) Any Borrower or any Subsidiary of any Borrower shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $10,000,000 or more or any obligation for borrowed money under the Revolving Credit Agreement, dated as of June 6, 1997, as amended, to which each of the Borrowers is a party, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement under which any such obligation in principal amount of $10,000,000.00 or more is created or contained in such Revolving Credit Agreement, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement or to cause or permit the holder or holders of any obligation under such Revolving Credit Agreement to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such Revolving Credit Agreement;

      (f) One or more judgments for the payment of money shall have been entered against any Borrower which judgments exceed $50,000,000 in the aggregate and such judgments shall remain undischarged or uncontested or appealed in good faith for a period of thirty consecutive days;

      (g) Any representation or warranty herein made by any Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

      (h) XL Capital shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance and of XL Mid Ocean, except for a nominal number of shares owned by nominee shareholders required by the Bermuda Companies Law;

      (i) A Change in Control shall occur;

      (j) The guarantee contained in Article X hereof shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties contests such validity or binding nature of such guarantee itself or the transactions contemplated by this Agreement and the Notes, or any other Person shall assert any of the foregoing;

      (k) A decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Borrower under the Bermuda Companies Law or the companies laws of the Cayman Islands, British West Indies, or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of sixty days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Borrower or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty days; or

      (l) Any Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the companies laws of the Cayman Islands, British West Indies or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by such Borrower in furtherance of any of the aforesaid purposes;

then, (i) as to any Event of Default specified under subsections (a) through (j) of this Article VII, the Banks shall be under no further obligation to make Loans hereunder and the Administrative Agent by written request of the Required Banks may, by written notice to the Borrowers, declare the unpaid balance of all Loans then outstanding and interest accrued thereon and all other liabilities of the

Borrowers hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice or any kind, all of which are hereby expressly waived; and (ii) as to any Event of Default specified under subsections (k) or (l) of this Article VII, the Banks shall be under no further obligation to make Loans hereunder and the unpaid balance of all Loans outstanding hereunder and interest accrued thereon and all other liabilities of the Borrowers hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                                  ARTICLE VIII

                                   THE AGENTS

      8.01. Appointment. Each Bank hereby appoints Mellon Bank, N.A. to act as Administrative Agent for such Bank under this Agreement and the other Loan Documents and appoints The Chase Manhattan Bank to act as Syndication Agent for such Bank under this Agreement and the other Loan Documents. Each Bank hereby irrevocably authorizes each Agent to take such action on behalf of such Bank under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Administrative Agent and The Chase Manhattan Bank agrees to act as Syndication Agent, in each case on behalf of the Banks on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.10 hereof. Each Bank hereby irrevocably authorizes each Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by such Agent. Each Bank agrees that the rights and remedies granted to an Agent under the Loan Documents shall be exercised exclusively by such Agent, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

      8.02. General Nature of Each Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

            (a) Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of either Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

            (b) The duties and responsibilities of each Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and neither Agent shall have a fiduciary relationship in respect of any Bank.

            (c) Each Agent is and shall be solely the agent of the Banks. Neither Agent assumes, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Banks as provided in this Agreement and the other Loan Documents).

            (d) Neither Agent shall be under any obligation to take any action hereunder or under any other Loan Document if such Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified.

      8.03. Exercise of Powers. Each Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within such Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, each Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case such Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. Neither Agent shall have any liability to any Person as a result of (x) either Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) either Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not such Agent has discretionary power to take such action, or (z) either Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

      8.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

      (a) Neither Agent shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

      (b) Neither Agent shall be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document,
(iii) any failure of any Loan Party or Bank to perform any of their respective obligations under this Agreement or any other Loan Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

      (c) Neither Agent shall be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

      (d) Neither Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by such Agent to such Bank.

      8.05. Administration by the Agents.

      (a) Each Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and neither Agent shall have any duty to verify the identity or authority of any Person giving such notice or other communication.

      (b) Each Agent may consult with legal counsel (including, without limitation, in-house counsel for such Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and neither Agent shall be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      (c) Each Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to either Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever either Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or Bank, such matter may be established by a certificate of such Borrower or Bank, as the case may be, and each Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

      (d) Each Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against such Agent by reason of taking or continuing to take any such action.

      (e) Each Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

      (f) Neither Agent shall be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has received notice from a Bank or any Borrower referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If an Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agent and each Bank.

      8.06. Bank Not Relying on Agent or Other Banks. Each Bank acknowledges as follows: (a) Neither either Agent nor any other Bank has made any representations or warranties to it, and no act taken hereafter by either Agent or any other Bank shall be deemed to constitute any representation or warranty by such Agent or such other Bank to it. (b) It has, independently and without reliance upon either Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon either Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

      8.07. Indemnification. Each Bank agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Borrower and without limitation of the obligations of the Borrowers to do so), pro rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand, and to the extent that any Bank fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to 2% over the Federal Funds Effective Rate.

      8.08. Each Agent in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, each Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not an Agent, and the terms "Banks," "holders of Notes" and like terms shall include each Agent in its individual capacity as such. Each Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Borrower and any stockholder, subsidiary or affiliate of any Borrower, as though such Agent were not an Agent hereunder.

      8.09. Holders of Notes. The Administrative Agent may deem and treat the Bank which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 9.13 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Bank shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Bank or of any Note or Notes issued in exchange therefor.

      8.10. Successor Agent. Either Agent may resign at any time by giving 10 days' prior written notice thereof to the Banks and the Borrowers. Either Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to the Agents, the other Banks and the Borrowers. Upon any such resignation or removal of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Each successor Administrative Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was an Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Bank, and all payments to be made to the Administrative Agent shall be made directly to the Borrower or Bank for whose account such payment is made.

      8.11. Additional Administrative Agents. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Administrative Agent and the Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Administrative Agent, to act as co-Administrative Agent or agent with such powers of the Administrative Agent as may be provided in such supplemental agreement and to vest in such bank, trust company or Person as such co-Administrative Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Loan Document.

      8.12. Calculations. Neither Agent shall be liable for any calculation, apportionment or distribution of payments made by either Agent in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Borrower, to recover such amount from the appropriate Borrower.

      8.13. Agent's Fee. The Borrower agrees to pay to each Agent, for its individual account, a nonrefundable Agent's fee in an amount and at such time or times as such Agent and the Borrower have heretofore agreed.

      8.14. Funding by Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Bank not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Bank will not make its ratable share of such Loans, the Administrative Agent may assume that such Bank will make its ratable share of the Loans, and in reliance upon such assumption the Administrative Agent may (but in no circumstances shall be required to) make available to the applicable Borrower a corresponding amount. If and to the extent that any Bank fails to make such payment to the Administrative Agent on such date, such Bank shall pay such amount on demand (or, if such Bank fails to pay such amount on demand, such Borrower shall pay such amount on demand), together with interest, for the Administrative Agent's own account, for each day from and including the date of the Administrative Agent's payment to and including the date of repayment to the Administrative Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Administrative Agent under this Section shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.01. No Implied Waiver etc. No delay or failure of either Agent or any Bank, or the holder of any Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agents, the Banks and any holder of the Notes are cumulative and not exclusive of any rights or remedies which, it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of an Agent or a Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

      9.02. Set-Off. In case any one or more of the Events of Default described in Article VII hereof shall occur, the holder of any Note shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of the Note held by it any debt owing by such holder to the applicable Borrower, including without limitation any funds in any deposit account maintained by such Borrower with such holder, and such holder shall have and there is hereby created in favor of such holder a security interest in all deposit accounts maintained by such Borrower with such holder. Any sums obtained by the holder of any Note issued hereunder by way of counterclaim, set-off, banker's lien or other lien for application upon any Note held by it shall be shared pro rata with the holders of the other Notes. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

      9.03. Survival of Provisions. Each of the representations, warranties, covenants and agreements of the Borrowers and the Guarantors contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Loans hereunder and the issuance of the Notes.

      9.04. Expenses and Fees; Indemnity.

      (a) Each Borrower agrees to pay or cause to be paid and to save the Agents and (in the case of clause (iii) below) each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs, incurred by the Agents or such Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents,
(ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by either Agent or any Bank and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents). Notwithstanding the foregoing, the Borrowers shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks. Each Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by either Agent or any Bank to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save each Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees.

      (b) Each Borrower hereby agrees to reimburse and indemnify each Agent and each Bank (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Law by any Borrower or any exercise by either Agent or any Bank of any of its rights or remedies under this Agreement or any other Loan Document; any breach of any representation or warranty, covenant or agreement of any Borrower); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrowers under this Section 9.04, or any other indemnification obligation of the Borrowers hereunder or under any other Loan Document, are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, the Borrowers shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks.

      9.05. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      9.06. Holidays. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or Bermuda, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

      9.07. Notices, etc. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to a Bank, at such Bank's address on the signature pages hereof, if to the Administrative Agent at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, Attention:
Susan Whitewood, Facsimile No. 412-234-8087, with a copy to Mellon Bank Loan Administration, Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, Facsimile No. 412-209-6134; if to the Syndication Agent at 270 Park Avenue, 20th Floor, New York, New York 10017, Attention: Donald Rands and if to X.L. Capital, at Cumberland House, One Victoria Street, Hamilton HM11 Bermuda, Attention:
William Robbie, fax no. (441) 292-8618, with a copy to Paul Giordano, Esq. at the same address and fax number, or in accordance with the latest unrevoked written direction from any party to the other parties hereto. For the purposes of both receiving information from either Agent or any Bank or providing information to either Agent or any Bank, XL Capital shall act as the agent for XL Insurance and XL Mid Ocean.

      9.08. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ANY OTHER MATTER RELATED THERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF COMMONWEALTH OF PENNSYLVANIA OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO ANY GENERAL RIGHT OF APPEAL. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS PROVIDED IN THIS AGREEMENT.

      9.09. WAIVER OF JURY TRIAL. TO THE EXTENT LITIGATION HEREUNDER IS BROUGHT BEFORE A COURT IN THE UNITED STATES, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISIONS OF EACH OTHER DOCUMENT RELATED HERETO TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND EACH BANK ENTERING INTO THIS AGREEMENT AND RELATED AGREEMENTS.

      9.10. Governing Law. This Agreement and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

      9.11 Validity and Enforceability. If any stamp tax, levy, duty or fee is imposed or payable in respect to this Agreement or the transaction contemplated hereby or is necessary or advisable to ensure the legality, validity or enforceability of the documents in this transaction, the Borrowers shall promptly pay such stamp tax, levy, duty or fee. No government approval or consent is necessary for the execution, delivery and performance of the transactions contemplated under this Agreement and the Notes.

      9.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one (1) and the same instrument.

      9.13. Successors and Assigns; Participations; Assignments.

      (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agents, all future holders of the Notes and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of the Agents and all of the Banks, and any purported assignment without such consent shall be void.

      (b) Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Notes held by it); provided, that

            (i) any such participation sold to a Participant which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of each Borrower and the Administrative Agent, unless an Event of Default has occurred and is continuing, in which case the consent of the Borrowers shall not be required,

            (ii) any such Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged,

            (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

            (iv) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents,

            (v) such Participant shall be bound by the provisions of Section
      9.18 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

            (vi) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c), (d) or (e) of Section 9.14 hereof, and

            (vii) a Participant shall have the right to vote regarding amendments to this Agreement only in connection with amendments which effect changes in the amount of principal, interest rates, fees and maturity.

The Borrowers agree that any such Participant shall be entitled to the benefits of Sections 2.09 and 9.04 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

      (c) Assignments. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that

            (i) any such assignment to a Purchasing Bank which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Administrative Agent, unless an Event of Default has occurred and is continuing or exists, in which case the consent of XL Capital shall not be required,

            (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Commitments and Loans then outstanding,

            (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Loan Documents, and

            (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit B to this Agreement, duly completed (a "Transfer Supplement").

            In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Administrative Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Notes subject to such assignment (the "Transferor Bank Notes") and a processing and recording fee of $2,500; and, upon receipt thereof, the Administrative Agent shall accept such Transfer Supplement; provided, however, that no such processing and recording fee shall be due if such assignment is to an affiliate of a Bank or a Federal Reserve Bank . Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Administrative Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Administrative Agent's Office on the Transfer Effective Date specified in such Transfer Supplement.

            (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

            (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrowers, at their expense, shall execute and deliver to the Administrative Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Commitments or Loans and (for delivery to the transferor Bank) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Bank (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Bank). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Administrative Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

      (d) Register. The Administrative Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

      (e) Financial and Other Information. Each Borrower authorizes each Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrowers and their affiliates which has been or may be delivered to such Person by or on behalf of the Borrowers in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrowers and their affiliates. At the request of any Bank, each Borrower, at such Borrower's expense, shall provide to each prospective transferee the conformed copies of documents referred to in
Section 4 of the form of Transfer Supplement.

      (f) Designated Lenders. Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Lender") may grant to an Eligible Designee identified as such (and as a Designated Lender) in writing from time to time by such Designating Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to any Borrower pursuant to this Agreement; provided that nothing herein shall constitute a commitment by such Designated Lender to make any Loan and (ii) if a Designated Lender elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by a Designated Lender hereunder shall utilize the Committed Amount of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender. Each party hereto hereby agrees that no Designated Lender shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Designating Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any Designated Lender, it will not institute against, or join any other person in instituting against, such Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that
(i) its voting rights under this Agreement shall be exercised solely by its Designating Lender, (ii) its Designating Lender shall be deemed to hold its relevant Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender and (iii) the designation of a Designated Lender and the funding of Loans by a Designated Lender shall in no event (x) subject any of the Borrowers to any delay in the making of a Loan, (y) cause or give rise to any obligation of any of the Borrowers to indemnify or hold harmless such Designated Lender or any other person (including without limitation pursuant to Sections 2.11 and 9.04 of this Agreement) except to the extent such obligation would have arisen in favor of the

Designating Lender or another person if the Designating Lender (rather than such Designated Lender) had made all of such Designated Lender's Loans and such Designated Lender had not been designated as such hereunder, or (z) render the performance of any provision of the Agreement illegal, void or unenforceable under any provision of law. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on behalf of its Designated Lender. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor either Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of, XL Capital and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions (consented to by XL Capital and the Administrative Agent) providing liquidity and/or credit support to or for the account of such Designated Lender to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such Designated Lender. This section may not be amended without the written consent of each Designating Lender which has designated a Designated Lender.

      9.14. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Administrative Agent and the Borrowers may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of any Borrower, either Agent or any Bank. Any such amendment, modification or supplement made by the Borrowers and the Administrative Agent in accordance with the provisions of this Section shall be binding upon the Borrowers, each Bank and each Agent. The Administrative Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

      (a) Increase the Committed Amount of any Bank over the amount thereof then in effect, or extend the Expiration Date, without the written consent of each Bank affected thereby;

      (b) Reduce the principal amount of or extend the payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Bank affected thereby;

      (c) Change the definition of "Required Banks" or amend this Section 9.14, without the written consent of all the Banks;

      (d) Amend or waive any of the provisions of Article VIII hereof with respect to either Agent, or impose additional duties upon either Agent or otherwise adversely affect the rights, interests or obligations of either Agent, without the written consent of such Agent; or

      (e) Amend or waive any of the provisions of Article X or release any Guarantor from its obligations hereunder;

and provided further, that Transfer Supplements may be entered into in the manner provided in Section 9.13 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

      9.15. Judgment Currency. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Banks or any of them under this Agreement or any other Loan Document or for the payment of damages in respect of any breach of this Agreement or any other Loan Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Banks harmless against any deficiency in terms of Dollars in the amounts received by the Banks arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which each Bank is able to purchase Dollars with the amount of the Judgment Currency actually received by the Banks on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Borrowers hereunder and shall apply irrespective of any indulgence granted by the Banks.

      9.16. Records. The unpaid principal amount of the Loans owing to each Bank, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Committed Amount and the accrued and unpaid Facility Fees shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.

      9.17 Confidentiality. Each of the Agents and the Banks agree to keep confidential any information relating to the Borrowers received by it pursuant to or in connection with this Agreement which is (a) information which the Agents and the Banks reasonably expect that the applicable Borrower would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.17 shall not be construed to prevent either Agent or any Bank from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Borrowers to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Agent or such Bank which request or demand has the force of Law or is made by a bank regulatory agency, (iv) that has been publicly disclosed, other than from a breach of this provision by either Agent or any Bank, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that such Bank does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the applicable Borrower (vi) in connection with the exercise of any right or remedy hereunder or under any other Loan Document, (vii) as expressly contemplated by this Agreement or any other Loan Document or (viii) to any prospective purchaser of all or any part of the interest of any Bank which shall agree in writing for the benefit of the Borrowers to be bound by the obligation of confidentiality in this Agreement or the other Loan Documents if such prospective purchaser is a financial institution or has been consented to by the Borrower, which consent will not be withheld if such purchaser is not a competitor of the Borrower or an affiliate of a competitor of the Borrower.

      9.18. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrowers pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 9.18 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. Each Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section 9.18 as fully as if it were a Bank hereunder.

                                    ARTICLE X
                                    GUARANTEE

      10.01. The Guarantee. Each of XL Insurance, XL Capital and XL Mid Ocean (the "Guarantors") guarantees to the Agents and the Banks as hereinafter provided the prompt payment of the Obligations of each of the Borrowers (other than itself) (the "Guaranteed Obligations") in full when due (whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise), such Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

      10.02. Obligations Unconditional. The obligations of each Guarantor under this Article are absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower for amounts paid under this Guarantee until such time as the Banks have been paid in full, the Committed Amounts under the Credit Agreement have been reduced to zero and no Person or Official Body shall have any right to request any return or reimbursement of funds from any Bank in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the

      Loan Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien granted to, or in favor of, either Agent or any Bank as security for any of the Guaranteed Obligations shall be void or voidable, or shall fail to attach or be perfected; or

            (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Agents, the Banks or any of them exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

      10.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and the Banks on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by either Agent or any Bank in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

      10.04. Remedies. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor, on the one hand, and the Agents and the Banks, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.01) for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of said Section 10.01.

      10.05. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

      10.06. No Restrictions. Except for restrictions under the Loan Documents, no Guarantor shall be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Guarantor, or otherwise) on the right of such Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to any Borrower, or (y) make loans or advances to any Borrower or (z) transfer any of its properties or assets to any Borrower.

      IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


XL INSURANCE LTD

By: /s/ Brian M. O'Hara
    --------------------------------------
      (Signature)
Name: Brian M. O'Hara
      ------------------------------------
Title: Chairman
      ------------------------------------


XL MID OCEAN REINSURANCE LTD

By: /s/ Brian M. O'Hara
    --------------------------------------
      (Signature)
Name: Brian M. O'Hara
      ------------------------------------
Title: Chairman
      ------------------------------------


XL CAPITAL LTD

By: /s/ Brian M. O'Hara
    --------------------------------------
      (Signature)
Name: Brian M. O'Hara
      ------------------------------------
Title: President & Chief Executive Officer
      ------------------------------------

MELLON BANK, N.A., as a Bank and as Administrative Agent


By: /s/ Karla K. Maloof
    --------------------------------------
      (Signature)
Name: Karla K. Maloof
      ------------------------------------
Title: Vice President
      ------------------------------------

Notice Address:

Institutional Banking Department
One Mellon Bank Center, Room 4401
Pittsburgh, PA 15258
Attn: Susan Whitewood
Facsimile No. 412-234-8087

with a copy to:
Mellon Bank Loan Administration
Three Mellon Bank Center
Pittsburgh, PA 15259
Facsimile No. 412-209-6134

Initial Committed Amount: $65,000,000

THE CHASE MANHATTAN BANK, as a Bank and as Syndication Agent

By: /s/ Donald L. Rands
    --------------------------------------
      (Signature)
Name: Donald L. Rands
      ------------------------------------
Title: Vice President
      ------------------------------------

Notice Address:

270 Park Avenue, 20th Floor
New York, New York  10017
Attn: Donald Rands

Initial Committed Amount: $65,000,000

THE BANK OF NOVA SCOTIA


By: /s/ J.R. Trimble
    --------------------------------------
      (Signature)
Name: J.R. Trimble
      ------------------------------------
Title: Senior Relationship Manager
      ------------------------------------

Notice Address:

New York Branch
One Liberty Plaza
New York, New York  10006
Attn: Jim Trimble

Initial Committed Amount: $55,000,000

CITIBANK, N.A.


By: /s/ Michael Taylor
    --------------------------------------
      (Signature)
Name: Michael Taylor
      ------------------------------------
Title: Vice President
      ------------------------------------

Notice Address:

Cottons Centre, Hays Lane
London SE1 2QT
Attn:  Michael A. L. Taylor

Initial Committed Amount: $55,000,000

CREDIT LYONNAIS NEW YORK BRANCH


By: /s/ Sebastian Rocco
    --------------------------------------
      (Signature)
Name: Sebastian Rocco
      ------------------------------------
Title: Senior Vice President
      ------------------------------------

Notice Address:

1301 Avenue of the Americas
New York, New York  10019
Attn:  Jimmy Tse

Initial Committed Amount: $55,000,000

DEUTSCHE BANK AG, NEW YORK OR CAYMAN ISLANDS BRANCHES


By: /s/ John S. McGill    /s/ Clinton M. Johnson
    --------------------------------------------
      (Signature)
Name: John S. McGill        Clinton M. Johnson
      ------------------------------------------
Title: Director                 Director
      ------------------------------------------

Notice Address:

31 West 52nd Street
New York, New York 10019
Attn: Clinton M. Johnson

Initial Committed Amount: $55,000,000

BANK OF AMERICA NT&SA


By: /s/ Nita Savage
    --------------------------------------
      (Signature)
Name: Nita Savage
      ------------------------------------
Title:  Vice President
      ------------------------------------

Notice Address:

231 S.LaSalle Street-10th Floor
Chicago, IL  60697
Attn: Nita Savage

Initial Committed Amount: $25,000,000

THE BANK OF BERMUDA LIMITED


By: /s/ Michael W. Collins
    --------------------------------------
    (Signature)
Name: Michael W. Collins
      ------------------------------------
Title: Senior Vice President
      ------------------------------------

Notice Address:

6 Front Street
Hamilton HM 11, Bermuda
Attn: Hanne Frost

Initial Committed Amount: $25,000,000

BANQUE NATIONALE DE PARIS


By: /s/ Phil Truesdale      /s/ Veronique Marcus
    -------------------------------------------------
      (Signature)
Name: Phil Truesdale          Veronique Marcus
      -----------------------------------------------
Title: Chairman
      -----------------------------------------------

Notice Address:

499 Park Avenue
New York, NY  10022
Attn: Phil Truesdale

Initial Committed Amount: $25,000,000

FLEET NATIONAL BANK

By: /s/ Anson Harris
    ---------------------------------------
      (Signature)
Name: Anson Harris
      -------------------------------------
Title: Vice President
      -------------------------------------

Notice Address:

Mail Stop CTMO 0250
777 Main Street
Hartford, CT  06115-2001
Attn: Anson T. Harris

Initial Committed Amount: $25,000,000

STATE STREET BANK AND TRUST COMPANY


By: /s/ Edward M. Anderson
    -----------------------------------
      (Signature)
Name: Edward M. Anderson
      ---------------------------------
Title:
      ---------------------------------

Notice Address:

2 Avenue De Lafayette
2nd Floor-LCC2N
Boston, MA  02111
Attn: Edward M. Anderson

Initial Committed Amount: $25,000,000

ROYAL BANK OF CANADA


By: /s/ V. Abdelmessih
    -----------------------------------
      (Signature)
Name: V. Abdelmessih
      ---------------------------------
Title: Senior Account Manager
       --------------------------------

Notice Address:

New York Branch
One Liberty Plaza, 4th Floor
New York, New York 10006-1404
Attn: Manager, Loans Administration
Facsimile No.: (212)428-2372

with a copy to
One Liberty Plaza, 4th Floor
New York, NY  10006-1404
Attn: Vivian Abdelmessih
Facsimile No: (212) 428-6201
Initial Committed Amount: $25,000,000